Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-192390

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 18, 2013)

Atossa Genetics Inc.

Up to 1,829,003 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 3,610,997 shares of Common Stock

We are offering up to 1,829,003 shares of our common stock, $0.001 par value per share. We are also offering to certain larger investors the opportunity to purchase, in lieu of shares of our common stock, warrants, which we refer to as pre-funded warrants, to purchase up to 3,610,997 shares of our common stock. Each pre-funded warrant will have an exercise price of $0.01.

Our common stock is currently quoted on The NASDAQ Capital Market under the symbol “ATOS.” On June 5, 2015, the last reported sale price of our common stock was $1.36 per share. There is no established public trading market for the pre-funded warrants, and we do not expect an active trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

As of June 5, 2015, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold on that date, was approximately $31,026,666, based on 27,592,257 shares of our outstanding common stock, of which 22,813,725 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

	PER SHARE	PER PRE-FUNDED WARRANT	TOTAL
Public offering price	$1.15	$1.14	$6,219,890
Placement agent fees	$.081	$.08	$435,392
Proceeds to us, before expenses	$1.069	$1.06	$5,784,498

(1)	We have agreed to reimburse the placement agents for certain expenses incurred by them in connection with this offering We refer you to “Plan of Distribution” beginning on page S-14 for additional information regarding placement agent compensation.

We have engaged Roth Capital Partners, LLC and Dawson James Securities, Inc., together the placement agents, as our exclusive placement agents in connection with this offering. The placement agents may engage one or more sub placement agents or selected dealers to assist with this offering. The placement agents are not purchasing the securities offered by us, and are not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a commercially reasonable “best efforts” basis. There are no arrangements to place the funds raised in this offering in an escrow, trust or similar account. We have agreed to pay the placement agents a cash fee equal to 7% of the gross proceeds of this offering. In addition, we have agreed to reimburse the placement agents for its reasonable out-of-pocket expenses up to $62,000. We estimate that the total expenses of this offering, excluding the placement agent fees, will be approximately $175,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information on this offering and the placement agent arrangements. All costs associated with the registration will be borne by us.

Delivery of the shares of our common stock and pre-funded warrants is expected to be made on or about June 10, 2015, subject to the satisfaction of certain conditions.

Roth Capital Partners
Dawson James Securities, Inc.

Prospectus Supplement dated June 5, 2015.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agents are not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference” on page S-19 of this prospectus supplement.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus each form a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. This prospectus supplement provides you with specific information about this offering. The accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

Unless the context otherwise requires, all references to, “Atossa,” the “Company,” “we,” “us,” and “our” and similar terms refer to Atossa Genetics Inc. and our wholly owned subsidiary, The National Reference Laboratory for Breast Heath, Inc. References to our “common stock” refer to the common stock of Atossa Genetics Inc.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agents are not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the SEC filings that are incorporated by reference into it contain, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated. Although we believe our assumptions underlying our forward-looking statements are reasonable as of the date of this prospectus, we cannot assure you that the forward-looking statements set out in this prospectus will prove to be accurate. We typically identify these forward-looking statements by the use of forward-looking words such as “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or the negative version of those words or other comparable words. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	whether we maintain our clearances from the U.S. Food and Drug Administration, or FDA, and foreign regulatory bodies, and the CE Certificates of Conformity granted by our notified body, to sell, market and distribute our medical devices;
•	whether we can achieve our revenue forecast and other financial projections for 2015;
•	our ability to successfully launch and commercialize the FullCYTE Breast Aspirator in the United States and our ForeCYTE Breast Aspirator outside the United States;
•	our ability to successfully continue selling and servicing Pharmacogenomics and NAF cytology testing in our laboratory;
•	our ability to successfully develop and commercialize our pharmaceutical candidates, including Afimoxifene Gel and our ability to manufacture sufficient quantities of the active ingredients, enroll and successfully complete clinical studies and obtain necessary approvals from the FDA and other regulatory authorities;
•	our ability to successfully sell our products and services at currently expected prices or otherwise at prices acceptable to us;
•	our ability to successfully develop and commercialize new tests, tools and treatments currently in development and in the time frames currently expected;
•	our ability to maintain our business relationships, including with our distributors, suppliers and customers, while we launch and commercialize the FullCYTE Breast Aspirator in the United States and ForeCYTE Breast Aspirator and laboratory tests outside the United States;
•	our ability to engage third party suppliers to manufacture the ForeCYTE Breast Aspirator, FullCYTE Breast Aspirator, FullCYTE Microcatheter, other devices under development and their components at quantities and costs acceptable to us;
•	our ability to satisfy ongoing FDA, European Union (EU) and foreign requirements for manufacturing, distributing, and promoting the FullCYTE Breast Aspirator, NAF cytology test and FullCYTE Microcatheter and to obtain regulatory approvals, clearances and CE Certificate of Conformity for our other products and services in development;
•	our ability to successfully defend ongoing litigation, including the securities class action law suit filed against us on October 10, 2013, and other similar complaints that may be brought in the future, in a timely manner and within the coverage, scope and limits of our insurance policies;

•	the benefits and clinical accuracy of our laboratory tests, including the NAF cytology and Pharmacogenomics tests;
•	our ability to establish and maintain intellectual property rights covering our products and services;
•	the willingness of health insurance companies, including those who are members of the MultiPlan, FedMed and HealthSmart networks, and other third party payors to approve our products and services for coverage and reimbursement;
•	our ability to establish and maintain an independent sales representative force, including with our current and future distributors and their sub-distributors, to market our current products and services and those that we may develop;
•	our expectations regarding, and our ability to satisfy, federal, state and foreign regulatory requirements;
•	the accuracy of our estimates of the size and characteristics of the markets that our products and services may address;
•	our expectations as to future financial performance, expense levels and liquidity sources;
•	our ability to attract and retain key personnel;
•	our ability to sell additional shares of our common stock to Aspire Capital under the terms of our purchase agreement with them; and
•	our ability to obtain, maintain and defend our intellectual property rights covering our devices, specimens, collection kits, diagnostic tests and compositions.

This prospectus supplement also contains estimates and other statistical data provided by independent parties and by us relating to market size and growth and other industry data. These and other forward-looking statements made in this prospectus supplement are presented as of the date on which the statements are made. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the section titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any new information, future events or circumstances that may affect our business after the date of this prospectus supplement. Except as required by law, we do not intend to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, however, it may not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Where You Can Find More Information” and “Information Incorporated By Reference” in the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement titled “Risk Factors” and in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Our Company

We are a healthcare company focused on the development of locally-administered pharmaceuticals for the treatment of proliferative breast diseases (PBD) or hyperplaisa. Our leading pharmaceutical under development is Afimoxifene Gel, which is in Phase II clinical trials. We have also developed and are commercializing proprietary laboratory tests and medical devices which, subject to receiving regulatory approvals, we also intend to develop for use in diagnosing PBD and to act as companions to our pharmaceuticals. Our laboratory tests are being developed and performed by our wholly owned subsidiary, The National Reference Laboratory for Breast Health, or the “NRLBH.” The NRLBH has developed and is currently marketing nipple aspirate fluid, or NAF, cytology tests and pharmacogenomics tests.

In May 2015, we acquired the world-wide exclusive rights to develop and commercialize Afimoxifene Gel for the potential treatment of hyperplasia of the breast and, subject to the payment of milestones, the non-exclusive rights for other indications including breast cancer. We intend to commence a Phase II clinical trial using our breast aspirator devices and laboratory tests as companions to Afimoxifene Gel in the detection and treatment of breast hyperplasia. Afimoxifene Gel has been used in 16 Phase I and Phase II studies conducted in a variety of indications with over 450 patients.

We also intend to develop a pharmaceutical for targeted delivery directly to the site of a breast lesion using our patented intraductal microcatheters. We plan to identify a pharmaceutical candidate and begin a clinical study using our intraductal microcatheters for the potential treatment of ductal carcinoma in-situ (DCIS) or other serious breast health condition. This program is in the early pre-clinical stage and will require pre-clinical and clinical studies and regulatory approvals prior to commercialization.

Our medical devices currently being marketed include the ForeCYTE Breast Aspirator for distribution outside the United States and the FullCYTE Breast Aspirator for the U.S. market. These devices are intended for the collection of NAF for cytological testing at a laboratory. The current version of the ForeCYTE Breast Aspirator is not cleared by the FDA for marketing in the United States; however, this device is CE-marked and is therefore being commercialized in the European Union and the countries of the European Free Trade Association (EFTA). The FullCYTE Breast Aspirator has been cleared by the FDA for the collection of NAF for cytological purposes and is being commercialized for the U.S. market. Other devices under development include intraductal microcatheters for the collection of ductal lavage fluid and for the potential administration of a targeted pharmaceutical, and various tools for potential use by breast surgeons.

Our 2015 key objectives are:

(1)	Launch and commercialize the FullCYTE Breast Aspirator in the United States: We began the launch of our FullCYTE Breast Aspirator in the United States in March 2015. We have engaged Thermo Fisher Scientific and Henry Schein Medical as our initial U.S. distributors and we plan to build our own specialty sales force.
(2)	Launch and commercialize the ForeCYTE Breast Aspirator in the EU: We received CE Certificate of Conformity from our notified body for the ForeCYTE Breast Aspirator and Collection Kits in October 2014 and in March 2015 began the launch of this device in the EU and the countries of the EFTA, focusing initially on the Netherlands, Germany, Switzerland, and the United Kingdom.

(3)	Maximize total gross revenue from our products and services: We plan to grow our revenue by selling our products and promoting the tests currently being offered by the NRLBH, including NAF cytology tests and pharmacogenomics tests, and by developing and commercializing additional laboratory tests. We project 2015 total gross revenues of $8 million and in the first quarter of 2015 reported total gross revenue of $1.9 million.
(4)	Begin one or more clinical studies using our devices and/or tests as companions to a potential pharmaceutical. We plan to begin a Phase II clinical study using our tests and devices as companions to Afimoxifene Gel for the potential treatment of hyperplasia. We are also planning a clinical study using our intraductal microcathers for targeted delivery of a pharmaceutical directly to potentially treat a serious breast health condition, such as DCIS.

The ForeCYTE Breast Aspirator will not be launched in the United States unless and until we receive additional regulatory clearance from the FDA. Our planned pharmaceuticals and our devices and laboratory tests under development, either separately or in combination, will require clearance and/or approval from the FDA prior to commercialization. No assurance can be given that such approvals and/or clearances will be obtained in a timely manner.

Our common stock is currently quoted on The NASDAQ Capital Market under the symbol “ATOS.”

Intellectual Property

As of June 2, 2015, and based on a recent periodic review of our patent estate, we own 146 issued patents (44 in the United States and at least 102 in foreign countries), and 23 pending patent applications (11 in the United States, including 1 allowed U.S. application, and 12 pending international applications) directed to our products, services, and technologies. Our patent estate consists primarily of the following:

	United States			Foreign/PCT
Description	Issued(1)	Expiration	Pending(1)	Issued(1)	Expiration	Pending
ForeCYTE Breast Aspirator Program	6	2016 – 2031	5	12	2016 – 2031	8
FullCYTE Microcatheters & FullCYTE Breast Aspirators Program	20	2019 – 2031	5	53	2019 – 2031	4
NextCYTE Test Program	0	2031	1	0	2031	1
ArgusCYTE Test Program	0	2020	0	0	2031	0
Intraductal Treatment Program	12	2030	3	47	2030	1
Carbohydrate biomarkers Program	2	2022	0	3	2022	0
Acueity Tools	13	2015 – 2024	0	2	2015 – 2024	0

(1)	The total number of patents issued or pending, as applicable, in the respective descriptive columns exceed the totals because some patents and applications contain more than one type of claim directed to methods, kits, compositions, devices and/or technology and the patent counts disclosed herein are subject to change.

MASCT is our registered trademark and we have applied with the United States Patent and Trademark Office for registration of the use of the marks Atossa (word and stylized), FullCYTE, NextCYTE, and ArgusCYTE.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. We are choosing to “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards, and intend to take advantage of the other exemptions.

Corporate Information

We were incorporated in Delaware in April 2009. Our principal executive offices are located at 2345 Eastlake Ave. East, Suite 201, Seattle, Washington 98102 and our telephone number is (800) 351-3902. Our corporate website is located at www.atossagenetics.com and our laboratory website is located at www.nrlbh.com. Information contained on, or that can be accessed through, our websites is not a part of this prospectus.

MASCT is our registered trademark and our name and logo are our trademarks. FullCYTE, NextCYTE and ArgusCYTE are our service marks. This prospectus also includes additional trademarks, trade names and service marks of third parties, which are the property of their respective owners.

THE OFFERING

Common Stock we are Offering
Up to 1,829,003 shares of our common stock
Pre-Funded Warrants we are Offering
Pre-funded warrants to purchase up to 3,610,997 shares of our common stock. Each pre-funded warrant will have an exercise price of $0.01 per share, will be exercisable upon issuance. Pre-funded warrants are being offered to certain large investors, in lieu of shares of our common stock. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of these pre-funded warrants.
Common Stock to be Outstanding after this Offering
29,046,260 shares of our common stock(1)
Use of Proceeds
We intend to use the net proceeds of this offering for general corporate purposes, funding our future clinical trials and for general and administrative expenses. See “Use of Proceeds” on page S-12 of this prospectus supplement.
Risk Factors
See “Risk Factors” beginning on page S-8 of this prospectus supplement for a discussion of factors you should read and consider carefully before investing in our common stock.
Listing
Our common stock is listed on the NASDAQ Capital Market under the symbol “ATOS”. There is no established public trading market for the pre-funded warrants, and we do not expect an active trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

(1)	Assuming the full number of securities official hereunder is sold, the number of shares of common stock shown above to be outstanding after this offering is based on the 27,217,257 shares outstanding as of March 31, 2015 and excludes the shares of common stock issuable upon exercise of the pre-funded warrants being offered by us in this offering, as well as:
•	4,354,418 shares of our common stock subject to options outstanding as of March 31, 2015 having a weighted average exercise price of $2.71 per share;
•	6,033,426 shares of our common stock subject to warrants outstanding as of March 31, 2015 at a weighted average exercise price of $1.92 per share;
•	743,966 shares of our common stock that have been reserved for issuance in connection with future grants under the 2010 Stock Option and Incentive Plan as of March 31, 2015; and
•	375,000 shares of our common stock issued to Aspire Capital Fund LLC on May 26, 2015 pursuant to the common stock purchase agreement entered into with Aspire Capital on that date.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated in our Quarterly Reports on Form 10-Q, which are incorporated by reference herein, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

RISK FACTORS RELATING TO THE COMPANY

Anticipated liquidity issues in the next four to twelve months.

For the quarter ended March 31, 2015, we generated $1,873,268 in revenue and we incurred a net loss of $3,335,291. Through March 31, 2015, we had an accumulated deficit of approximately $38.5 million. We expect that our existing resources will be sufficient to fund our planned operations through 2015. No shares are available for sale to Aspire Capital under our May 2015 agreement with them unless and until the registration statement related to the sale of those shares is filed with and declared effective by the Securities and Exchange Commission (the “SEC”). We have not yet established an ongoing source of revenue sufficient to cover our operating costs and allow us to continue as a going concern. Our ability to continue as a going concern is dependent on obtaining adequate capital to fund operating losses until we become profitable. We may not be successful in launch of ForeCYTE and FullCYTE Breast Aspirators and other sources of capital may not be available when we need them or on acceptable terms. If we are unable to raise in a timely fashion the amount of capital we anticipate needing, from Aspire or otherwise, we would be forced to curtail or cease operations.

Changes in regulations and policies, including adverse coverage decisions by Medicare Administrative Contractors, or changes in payor mix may adversely affect reimbursement for laboratory services and could have a material adverse impact on our revenue and profitability.

Most of our services are billed to a party other than the physician who ordered the test, including for example, Medicare and commercial insurance companies. The majority of our pharmacogenomics tests are billed to Medicare. Reimbursement levels for healthcare services are subject to continuous and often unexpected changes in policies. Changes in governmental and third party reimbursement rates and policies may result from statutory and regulatory changes, retroactive rate adjustments, administrative rulings, competitive bidding initiatives, and other policy changes. Uncertainty also exists as to the coverage and reimbursement status of new services, including our pharmacogenomics test and NAF test both of which are relatively new services.

Government payors and insurance companies have increased their efforts to control the cost, utilization, and delivery of healthcare services. For example, at least yearly, Congress has considered and enacted changes in the Medicare fee schedule in conjunction with budgetary legislation. Further reductions of reimbursement for Medicare services or changes in policy regarding coverage of tests may be implemented from time to time. The payment amounts under the Medicare fee schedules are often used as a reference for the payment amounts set by other third party payors. As a result, a reduction in Medicare reimbursement rates could result in a corresponding reduction in the reimbursements we may receive from such third party payors. Changes in test coverage policies of other third party payors may also occur. Such reimbursement and coverage changes in the past have resulted in reduced prices, added costs and reduced accession volume, and have imposed more complex regulatory and administrative burdens. Further changes in federal, state, and local third party payor laws, regulations, or policies may have a material adverse impact on our business.

Adverse coverage decisions by Medicare Administrative Contractors could have a material adverse impact on our revenue and operations.

The majority of the pharmacogenomics tests performed by the NRLBH have been for Medicare patients and at an average Medicare rate of approximately $1,100 per test. On May 7, 2015, the Medicare Administrative Contractor covering the region in which the NRLBH operates issued a local coverage determination, or LCD, that affects the Medicare reimbursement we expect to receive for our pharmacogenomics tests for tests performed on or after the effective date of the LCD which is June 22, 2015. The LCD provides that Medicare reimbursement will be provided for pharmacogenomics tests only for patients on a few specific drugs or for specific conditions at the reimbursement rate of $243 to $669 per test, depending on the drug and condition, which is lower than our historic average reimbursement. Most of the pharmacogenomics tests previously performed by the NRLBH have been for drugs and conditions for which Medicare reimbursement will not be available under the new LCD after it becomes effective. This new LCD could significantly reduce the rate at which the NRLBH is reimbursed and could reduce the types of pharmaceuticals and conditions for which reimbursement is available, which could have a significant adverse impact on our revenues and operations.

If we are not able to protect our proprietary technology, others could compete against us more directly, which would harm our business.

Our commercial success will depend, in part, on our ability to obtain additional patents and licenses and protect our existing patent position, both in the United States and in other countries, for devices, kits, diagnostics tests, Therapeutics and related technologies, processes, methods, compositions and other inventions that we believe are patentable. Our ability to preserve our trade secrets and other intellectual property is also important to our long-term success. If we do not adequately protect our intellectual property, competitors may be able to use our technologies and erode or negate any competitive advantage we may have, which could harm our business and ability to maintain profitability. Patents may also issue to third parties which could interfere with our ability to bring our molecular diagnostic tests or therapeutics to market. The laws of some foreign countries do not protect our proprietary rights to the same extent as U.S. laws, and we may encounter significant problems in protecting our proprietary rights in these countries. The patent positions of diagnostic companies and pharmaceutical and biotechnology companies, including our patent position, are generally highly uncertain and particularly after the Supreme Court decisions, Mayo Collaborative Services v. Prometheus Laboratories, 132 S. Ct. 1289 (2012), Association for Molecular Pathology v. Myriad, 133 S. Ct. 2107 (2013), and Alice Corp. v. CLS Bank Int’l, 134 S. Ct. 2347 (2014), and involve complex legal and factual questions, and, therefore, any patents issued to us may be challenged, deemed unenforceable, invalidated or circumvented. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies and any future tests are covered by valid and enforceable patents or are effectively maintained as trade secrets. Our patent applications may never issue as patents, and the claims of any issued patents may not afford meaningful protection for our technology or tests. In addition, any patents issued to us or our licensors may be challenged, and subsequently narrowed, invalidated or circumvented.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

•	we or our licensors were the first to make the inventions covered by each of our patent applications;
•	we or our licensors were the first to file patent applications for these inventions;
•	others will not independently develop similar or alternative technologies or duplicate any of our technologies;
•	any of our or our licensors’ patent applications will result in issued patents;
•	any of our or our licensors’ patents will be valid or enforceable;
•	any patents issued to us or our licensors and collaborators will provide a basis for commercially viable tests and/or Therapeutics, will provide us with any competitive advantages or will not be challenged by third parties;

•	we will develop additional proprietary technologies or tests that are patentable;
•	the patents of others will not have an adverse effect on our business; or
•	our patents or patents that we license from others will survive legal challenges, and remain valid and enforceable.

If a third party files a patent application with claims to a biomarker or a drug we have discovered or developed, a derivation proceeding may be initiated regarding competing patent applications. If an derivation proceeding is initiated, we may not prevail in the derivation proceeding. If the other party prevails in the derivation proceeding, we may be precluded from commercializing services or tests based on the biomarker or the drug, or may be required to seek a license. A license may not be available to us on commercially acceptable terms, if at all.

We also rely upon unpatented proprietary technologies. Although we require employees, consultants and collaborators to sign confidentiality agreements, we may not be able to adequately protect our rights in such unpatented proprietary technologies, which could have a material adverse effect on our business. For example, others may independently develop substantially equivalent proprietary information or techniques or otherwise gain access to our proprietary technologies or disclose our technologies to our competitors.

If we were sued for patent infringement by third parties, we might incur significant costs and delays in test or drug introduction.

Our tests and drug candidates may also conflict with patents that have been or may be granted to others. Our industry includes many organizations that have or are seeking to discern biomarkers and develop genomic, proteomic and other technologies and also develop drugs. To the extent any patents are issued or have been issued to those organizations, the risk increases that the sale of our molecular diagnostic and companion diagnostic tests, and drugs under development may give rise to claims of patent infringement. Others may have filed and in the future are likely to file patent applications covering biomarkers that are similar or identical to our tests and/or drugs that are similar to our drugs. Any of these patent applications may have priority over our patent applications and these entities or persons could bring legal proceedings against us seeking damages or seeking to enjoin us from testing or marketing our tests. Patent litigation is costly, and even if we prevail, the cost of such litigation could have a material adverse effect on us. If the other parties in any such actions are successful, in addition to any liability for damages, we could be required to cease the infringing activity or obtain a license. Any license required may not be available to us on commercially acceptable terms, if at all. Our failure to obtain a license to any technology that we may require to commercialize our tests could have a material adverse effect on our business. We believe that there may be significant litigation in the industry regarding patent and other intellectual property rights. If we become involved in this litigation, it could consume a substantial portion of our managerial and financial resources.

If we fail to comply with our obligations under license or technology agreements with third parties, we could lose license rights that are critical to our business.

We license intellectual property that is critical to our business, including licenses underlying the technology in our molecular diagnostic and pharmaceutical and clinical services and therapeutics and in the future we may enter into additional agreements that provide us with licenses to valuable intellectual property or technology. These licenses impose various royalty payments, milestones, and other obligations on us. If we fail to comply with any of these obligations, the licensor may have the right to terminate the license. Termination by the licensor would cause us to lose valuable rights, and could prevent us from distributing our current tests and/or drugs, or inhibit our ability to commercialize future test and/or therapeutics candidates. Our business would suffer if any current or future licenses terminate, if the licensors fail to abide by the terms of the license, if the licensors fail to prevent infringement by third parties, if the licensed patents or other rights are found to be invalid or unenforceable, or if we are unable to enter into necessary licenses on acceptable terms.

RISK FACTORS RELATING TO THIS OFFERING

There is no minimum offering amount required to consummate this offering.

There is no minimum offering amount which must be raised in order for us to consummate this offering. Accordingly, the amount of money raised may not be sufficient for us to meet our business objectives. Moreover, if only a small amount of money is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering. In addition, because there is no minimum offering amount required, investors will not be entitled to a return of their investment if we are unable to raise sufficient proceeds to meet our business objectives.

Management will have discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will retain discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. We intend to use the net proceeds of this offering for general corporate purposes, funding our ongoing and future clinical trials and for general and administrative expenses, and for potential future acquisitions and other strategic purposes. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds. Moreover, we may use the net proceeds for corporate purposes that may not increase our profitability or our market value. See “Use of Proceeds” on page S-12 for a description of our management’s intended use of the proceeds from this offering.

You will experience immediate dilution in the net tangible book value per share of the common stock you purchase.

Because the price per share of our common stock and pre-funded warrants being offered is substantially higher than the net book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of the shares of our common stock in this offering at the public offering price set forth on the cover of this prospectus supplement, and after deducting the placement agent fees and estimated offering expenses payable by us, if you purchase shares of our common stock in this offering, you will suffer immediate and substantial dilution of $0.67 per share in the net tangible book value of the common stock you acquire. In the event that you exercise your pre-funded warrants, you will experience additional dilution to the extent that the combined purchase price and exercise price of the pre-funded warrants is higher than the tangible book value per share of our common stock. See “Dilution” on page S-13 for a more detailed discussion of the dilution you will incur in this offering.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants, and we do not expect an active trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

USE OF PROCEEDS

Assuming that we sell the full number of securities offered under this prospectus supplement, we estimate that the net proceeds from the sale of the shares of common stock and pre-funded warrants that we are offering will be approximately $5.6 million, based on a public offering price of $1.15 per share and $1.14 per pre-funded warrant, and after deducting the placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued in the offering.

We intend to use the net proceeds from the sale of the shares of common stock and pre-funded warrants offered hereby primarily for general corporate purposes, funding our future clinical trials and for general and administrative expenses. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Our management will have broad discretion in the application of these proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

DILUTION

Our net tangible book value as of March 31, 2015 was approximately $8.4 million, or $0.31 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2015.

After giving effect to the sale of up to 1,829,003 shares of our common stock and pre-funded warrants to purchase up to 3,610,997 shares of our common stock in this offering at the public offering price of $1.15 per share of our common stock and $1.14 per pre-funded warrant (which equals the public offering price of the common stock less the $0.01 per share exercise price of each such pre-funded warrant) and after deducting the placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued pursuant to this offering, our as adjusted net tangible book value as of March 31, 2015 would have been approximately $14.0 million, or $0.48 per share. This represents an immediate increase in net tangible book value of $0.17 per share to existing stockholders and immediate dilution in net tangible book value of $0.67 per share to new investors purchasing our common stock and pre-funded warrants in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share or pre-funded warrant		$1.15
Net tangible book value per share as of March 31, 2015	$0.31
Increase per share attributable to new investors	$0.17
As adjusted net tangible book value per share as of March 31, 2015 after this offering		$0.48
Dilution per share to new investors in this offering		$0.67

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of warrants issued in the offering, and other outstanding options and warrants having a per share exercise price less than the assumed public offering price per share in this offering.

The number of shares of common stock shown above to be outstanding after this offering is based on the 27,217,257 shares outstanding as of March 31, 2015 and excludes the shares of common stock issuable upon exercise of the pre-funded warrants being offered by us in this offering, as well as:

•	4,354,418 shares of our common stock subject to options outstanding as of March 31, 2015 having a weighted average exercise price of $2.71 per share;
•	6,033,426 shares of our common stock subject to warrants outstanding as of March 31, 2015 having a weighted average exercise price of $1.92 per share;
•	743,966 shares of our common stock that have been reserved for issuance in connection with future grants under the 2010 Stock Option and Incentive Plan as of March 31, 2015; and
•	375,000 shares of our common stock issued to Aspire Capital Fund, LLC on May 26, 2015 pursuant to the common stock purchase agreement entered with Aspire Capital on that date.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form.  The pre-funded warrants will be issued as individual warrant agreements to the investors.

Exercisability.  The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, if a registration statement covering the shares of common stock issuable upon exercise of the pre-funded warrant, or an exemption from registration under the securities laws, is not available for the resale of such shares of common stock, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitations.  A holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us. In addition, notwithstanding any election made by a holder, under the pre-funded warrants we may not effect the exercise of, and a holder is not entitled to exercise, any portion of the pre-funded warrants, to the extent that such exercise would result in the holder thereof (and its affiliates) beneficially owning more than 9.99% of the number of shares of our common stock outstanding or the combined voting power of our securities outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the pre-funded warrants.

Exercise Price.  The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.01 per share of common stock. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability.  Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.  There is no established public trading market for the pre-funded warrants, and we do not expect an active trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions.  In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Rights as a Stockholder.  Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC and Dawson James Securities, Inc., which we refer to as the placement agents, have agreed to act as the exclusive placement agents in connection with this offering subject to the terms and conditions of a placement agent agreement, dated June 5, 2015. The placement agents may engage selected dealers to assist in the placement of the securities. The placement agents are not purchasing or selling any of the securities offered by this prospectus supplement and the accompanying prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of the securities, but have agreed to use their commercially reasonable “best efforts” to arrange for the sale of all of the securities offered hereby. We will enter into subscription agreements directly with investors in connection with this offering and we may not sell the entire amount of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. The amount of securities that we may sell may also be limited by applicable NASDAQ rules. The public offering price per share and the public offering price per pre-funded warrant have been determined based upon arm’s-length negotiations between the purchasers and us. There are no arrangements to place the funds raised in this offering in an escrow, trust or similar account.

The placement agents propose to arrange for the sale to one or more purchasers of the securities offered pursuant to this prospectus supplement and the accompanying prospectus through direct subscription agreements between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agents a cash fee equal to 7.0% of the gross proceeds of this offering.

The following table shows the fees payable to the placement agents in connection with this offering, assuming the purchase of all of the securities offered hereby:

	Per Share	Per Pre-Funded Warrants	Total
Public offering price	1.15	1.14	$6,219,890
Placement agent fees and commissions	0.081	0.08	$435,392

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total placement agent fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We have also agreed to reimburse the placement agents for their out-of-pocket expenses in an aggregate amount not to exceed $62,000. In accordance with the rules and regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, in no event may the maximum compensation payable to FINRA members and independent broker-dealers exceed 8.0% of the gross proceeds of this offering.

Our obligation to issue and sell the securities offered hereby to the purchasers is subject to the conditions set forth in the subscription agreements, which may be waived by us at our discretion. A purchaser’s obligation to purchase the securities offered hereby is subject to the conditions set forth in his or her subscription agreement as well, which may also be waived.

We currently anticipate that the sale of the securities offered hereby will be completed on or about June 10, 2015. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $175,000, which includes legal and printing costs, various other fees and reimbursement of the placements agents’ expenses. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the investors. We will mail warrants directly to the investors at the respective addresses set forth in their subscription agreement with us.

Indemnification

We have agreed to indemnify the placement agents against liabilities under the Securities Act. We have also agreed to contribute to payments the placement agents may be required to make in respect of such liabilities.

Lock-up Agreements

We and our executive officers and directors have agreed, subject to certain exceptions, for a period of 30 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any common shares or any securities convertible into or exchangeable for our common shares either owned as of the date hereof or thereafter acquired, in our case at a price per share below the public offering price per share of our common stock set forth on the cover page of this prospectus supplement, without the prior written consent of the placement agents. The placement agents may, in their sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by a placement agent, or by an affiliate of such placement agent. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any placement agent’s website and any information contained in any other website maintained by a placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agents, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and subscription agreements. A copy of the placement agent agreement and the form of subscription agreement with the investors are included as exhibits to our current report on Form 8-K that was filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find Additional Information” on page S-18.

Regulation M Restrictions

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities offered hereby by the placement agents acting as principals. Under these rules and regulations, each placement agent:

•	must not engage in any stabilization activity in connection with our securities; and
•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other

From time to time, the placement agents and their affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the placement agents and their respective affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agents and their respective affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the placement agents have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any placement agent to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

As of June 5, 2015, Dawson James Securities, Inc. owns an aggregate of 21,096 shares of common stock of the Company and 67,000 warrants to purchase common stock, and a representative of Dawson James Securities, Inc. owns an aggregate of 657,100 shares of common stock of the Company.

NOTICE TO INVESTORS

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
(c)	by the placement agents to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or
(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the placement agents of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each of the placement agents has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and
(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or
•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the securities offered hereby are “securities.”

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP of San Francisco, California will issue an opinion with respect to the validity of the issuance of the securities being offered hereby. Lowenstein Sandler LLP of New York, New York has acted as counsel to the placement agents in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2014 and for the year then ended incorporated by reference in this Prospectus Supplement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) which is incorporated by reference in the Prospectus Supplement, given on the authority of said firm as experts in auditing and accounting. KCCW Accountancy Corp., an independent PCAOB registered public accounting firm, has audited the Company’s consolidated balance sheets as of December 31, 2013 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, which are incorporated by reference in this Prospectus Supplement. The consolidated financial statements are included in reliance on the report of KCCW Accountancy Corp., given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov.

We have filed a registration statement, of which this Prospectus Supplement is a part, covering the securities offered hereby. As allowed by SEC rules, this Prospectus Supplement does not include all of the information contained in the registration statement and the included exhibits, financial statements and schedules. You are referred to the registration statement, the included exhibits, financial statements and schedules for further information. This Prospectus Supplement is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, including future filings, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement. Information in this Prospectus Supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this Prospectus Supplement. Later information that we file with the SEC will automatically update and supersede the information in this prospectus supplement and the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 30, 2015;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 13, 2015;
•	our current reports on Form 8-K filed with the SEC on January 15, 2015, April 7, 2015, April 17, 2015, May 13, 2015, May 14, 2015, May 18, 2015, May 28, 2015 and June 4, 2015, as amended; and
•	the description of the Company’s common stock contained in its registration statement on Form 8-A (Registration No. 001-35610), filed on July 24, 2012, including any amendments or reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(d), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that are not deemed filed under such provisions on or after the date of this prospectus shall be deemed incorporated by reference in this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Kyle Guse, Chief Financial Officer, Atossa Genetics Inc., 2345 Eastlake Ave. E., Suite 201, Seattle, Washington, 98102, telephone: (800) 351-3902. Copies of the above reports may also be accessed from our web site at http://www.atossagenetics.com.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

* * *

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 18, 2013

PROSPECTUS

$40,000,000

ATOSSA GENETICS INC.

Common Stock
Preferred Stock
Debt Securities
Warrants

We may offer and sell an indeterminate number of shares of our common stock, preferred stock, debt securities and warrants from time to time under this prospectus. We may offer these securities separately or together in combination with other securities registered by this prospectus. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement or sales agreement prospectus.

Our Common Stock is currently quoted on the NASDAQ Capital Market under the symbol “ATOS”. On November 15, 2013, the last reported sale price per share of our Common Stock on the NASDAQ Capital Market was $2.12.

Our principal executive offices are located at 1616 Eastlake Ave. East, Suite 510, Seattle, Washington 98102.

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 6 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities with a total value of up to $40,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement (which term includes, as applicable, the sales agreement prospectus filed with the registration statement of which this prospectus forms a part) that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the SEC’s website or at the SEC’s public reading room mentioned under the heading “Where You Can Find More Information” in this prospectus.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated. Although we believe our assumptions underlying our forward-looking statements are reasonable as of the date of this prospectus, we cannot assure you that the forward-looking statements set out in this prospectus will prove to be accurate. We typically identify these forward-looking statements by the use of forward-looking words such as “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or the negative version of those words or other comparable words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our ability to successfully sell our products and services at currently expected prices or otherwise at prices acceptable to us;
•	whether we will obtain in a timely manner clearance from the Food and Drug Administration to sell, market and distribute our MASCT System and ForeCYTE Test;
•	our ability to successfully re-launch our MASCT System and ForeCYTE Test;
•	our ability to successfully develop and commercialize new tests, tools and technologies currently in development and in the time frames currently expected;
•	our ability to maintain our business relationships, including with our distributors, suppliers and customers, while we are undergoing the recall we commenced in October 2013 and while we seek additional regulatory clearance to market, sell and distribute our MASCT System and ForeCYTE Test;
•	our ability to engage third-party suppliers to manufacture the MASCT System, Microcatheter System, other devices under development and their components at quantities and costs acceptable to us;
•	our ability to satisfy ongoing FDA requirements for the MASCT System, ForeCYTE Test and Microcatheter System and to obtain regulatory approvals for our other products and services in development, including our ability to timely and adequately respond to the warning letter we received from the FDA on February 21, 2013 and any issues resulting therefrom;
•	our ability to defend the securities class action law suit filed against us on October 10, 2013, and other similar complaints that may be brought in the future, in a timely manner and within the coverage, scope and limits of our insurance policies;
•	the benefits and clinical accuracy of the ForeCYTE and ArgusCYTE tests and whether any product or service that we commercialize is safer or more effective than competing products and services;
•	our ability to establish and maintain intellectual property rights covering our products and services;
•	the willingness of health insurance companies, including those who are members of the MultiPlan, FedMed and HealthSmart networks, and other third-party payors to approve our products and services for coverage and reimbursement;
•	our ability to establish and maintain an independent sales representative force, including with our current and future distributors and their sub-distributors, to market our products and services that we may develop, both regionally and nationally;
•	our expectations regarding, and our ability to satisfy, federal, state and foreign regulatory requirements;

•	the accuracy of our estimates of the size and characteristics of the markets that our products and services may address;
•	our expectations as to future financial performance, expense levels and liquidity sources;
•	our ability to attract and retain key personnel; and
•	our ability to sell additional shares of our Common Stock to Aspire Capital under the terms of our Purchase Agreement with them.

This prospectus also contains estimates and other statistical data provided by independent parties and by us relating to market size and growth and other industry data. These and other forward-looking statements made in this prospectus are presented as of the date on which the statements are made. We have included important factors in the cautionary statements included in this prospectus, particularly in the section entitled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any new information, future events or circumstances that may affect our business after the date of this prospectus. Except as required by law, we do not intend to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise.

ABOUT THE COMPANY

Unless otherwise noted, (1) the term “Atossa Genetics” refers to Atossa Genetics Inc., a Delaware corporation, (2) the terms “Atossa,” the “Company,” “we,” “us,” and “our” refer to the ongoing business operations of Atossa and its wholly-owned subsidiary, The National Reference Laboratory for Breast Health, Inc., or the “NRLBH,” whether conducted through Atossa or the NRLBH.

We are a healthcare company focused on breast health. We are developing a suite of tests and therapeutic medical devices, laboratory developed tests and services (LDT and/or in vitro diagnostics) that address each of the four stages of the breast health care path: the cytological analysis of cells in nipple aspirate fluid (NAF), the cytological analysis of cells in ductal lavage fluid collected from each individual breast duct with manual breast duct microcatheters; the profiling of newly diagnosed breast cancers through the determination of gene expression profiles in formalin-fixed paraffin embedded breast cancer biopsy tissue; and the monitoring of breast cancer survivors for pre-clinical recurrence through a blood test for circulating tumor cells. We also have a therapeutic program to provide targeted, localized treatment of cancerous and pre-cancerous conditions through our patented microcatheters. All of our products and services are currently under development and are awaiting additional regulatory clearances prior to marketing and commercialization. Our products and services under development include:

•	ForeCYTE Breast Health Test System: a test system comprised of a medical device for the collection and preparation of NAF specimens that are then processed using cytological testing procedures in our wholly-owned CLIA-certified laboratory, the NRLBH. The ForeCYTE Breast Health Test is not intended to be used to diagnose breast cancer or to serve as a replacement for mammography. We are currently seeking 510(k) clearances from the FDA for this device, which we anticipate receiving in the first quarter of 2014. Upon receiving the 510(k) clearances, we intend to re-launch the ForeCYTE Test.
•	FullCYTE Breast Health Test: a test system for women identified by their physician as being at high risk for breast cancer. The test is designed for a surgeon to use our patented Class II microcatheter medical devices to collect NAF specimens from individual breast ducts which are then analyzed using cytological testing procedures at the NRLBH. We plan to complete additional validation studies and regulatory clearance of our manufacturing procedures and processes for this test in 2014 and to launch the test in the second half of 2014.
•	NextCYTE Breast Cancer Test: a test for women newly diagnosed by their physician as having breast cancer that is a qualitative in vitro diagnostic test service, performed in a single laboratory, using the gene expression profile of formalin-fixed, paraffin embedded breast cancer tissue samples to assess a patient’s risk for distant metastasis. It uses advanced microarray expression technologies to quantify and analyze the tumor genetic transcriptome, which represents genes that are being actively expressed within the tumor. This test is in the validation phase and after receiving FDA regulatory clearance we anticipate launching it in the second half of 2014.
•	ArgusCYTE Breast Health Test: a blood sample test for breast cancer survivors which provides information on the presence of circulating tumor cells. We completed the development of this test and conducted a limited trial launch in 2012. We are completing enhancements to this test and after receiving any necessary additional FDA clearances we plan to re-launch it in mid-2014.
•	Therapeutic Program: We are also developing our patented microcatheters for the delivery of pharmaceutical formulations directly into the milk ducts. We plan to initially target pre-cancerous lesions and ductal carcinoma in situ, or DCIS, a condition diagnosed in more than 65,000 patients each year. By using this localized delivery method, patients are expected to receive high local concentrations of these drugs at the site of the pre-cancerous lesions or DCIS potentially promoting efficacy of the treatment while limiting systemic exposure, which has the potential to lower the overall toxicity of these treatments. This program has not been approved by the FDA. We plan to identify a partner for the clinical development of the pharmaceutical to be used with our device in the first half of 2014.

Our leading test, the ForeCYTE Breast Health Test, was launched in a “field experience” trial in 2012 and nationally in the beginning of 2013. In October 2013, we voluntarily recalled the ForeCYTE Breast Health Test (also known as the MASCT System or ForeCYTE Test). As a result of this recall, we are not currently marketing this product in the U.S. We intend to obtain an additional FDA 510(k) clearance for the ForeCYTE Test and to re-launch the test upon receiving regulatory clearance. However, the regulatory pathway to obtaining a 510(k) clearance can be lengthy, expensive and unpredictable; we therefore cannot provide any assurances that we will receive a new 510(k) clearance for ForeCYTE or any of our other tests under development in a timely fashion or at all.

Our laboratory, the NRLBH, was established in part to receive and process NAF samples collected with our ForeCYTE Test device. The NRLBH has been certified pursuant to the Clinical Laboratory Improvement Amendments, or CLIA. CLIA certification is legally required to receive reimbursement from federal or state medical benefit programs, like Medicare and Medicaid, and is a practical requirement for most third-party insurance benefit programs. Our CLIA-certified laboratory, which is permitted to accept samples from all 50 states under its CLIA certification, its state licenses, or, in New York under recognized exemption provisions while its license application is pending, examines the specimens by cytological analysis.

In 2013, we entered into the following distribution agreements for our ForeCYTE breast health test device: On April 30, 2013, we entered into a Distribution and Marketing Services Agreement with Millennium Medical Devices LLC, covering the New York City and Northern New Jersey areas. In May 2013, we entered into a distribution agreement with Fisher Healthcare, a division of Fisher Scientific Company, LLC, and in September 2013 we entered into a distribution agreement with McKesson Medical Surgical.

On November 8, 2013, we entered into a common stock purchase agreement with Aspire Capital Fund, LLC, pursuant to which we may, at our election and control, sell up to $25 million of our common stock to Aspire Capital over the 30 month term of the financing facility. That facility cannot be used unless a registration statement is effective covering the resale of the shares sold to Aspire Capital.

Our Common Stock is quoted on the NASDAQ Capital Market under the symbol “ATOS”. Our executive offices are located at 1616 Eastlake Ave. East, Suite 510, Seattle, Washington 98102 and our telephone number is (800) 351-3902. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find Additional Information” on page 24 and “Information Incorporated by Reference” beginning on page 25.

RISK FACTORS

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent filings, including our most recent Quarterly Report on Form 10-Q, that are incorporated herein by reference. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned in this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes, which include, but are not limited to, funding our ongoing and future development and re-launch of our ForeCYTE System when it receives regulatory clearance, funding the development of our other products in the pipeline including our FullCYTE Breast Health Test, NextCYTE Breast Cancer Test, ArgusCYTE Breast Cancer Test, our planned intra-ductal treatment program, and for general and administrative expenses. We may also use a portion of the net proceeds to pay off outstanding indebtedness, if any, and/or acquire or invest in complementary businesses, products and technologies. Further, from time to time we may evaluate acquisition opportunities and engage in related discussions with other companies. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors; or
•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Capital Market or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may offer shares of our common stock, preferred stock, various series of debt securities and warrants to purchase any such securities with a total value of up to $40,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

Common Stock

Holders of Common Stock are entitled to receive ratably dividends out of funds legally available, if and when declared from time to time by our Board of Directors. We have never paid any cash dividends on our Common Stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. The future payment of dividends, if any, on our Common Stock is within the discretion of the Board of Directors and will depend upon earnings, capital requirements, financial condition and other relevant factors. Holders of Common Stock are entitled to one vote for each share held on each matter to be voted on by stockholders. There is no cumulative voting in the election of directors. In the event of liquidation, dissolution or winding up of the affairs of us, holders of Common Stock are to share in all assets remaining after the payment of liabilities and any preferential distributions payable to preferred stockholders, if any. The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights of the holders of the Common Stock are subject to any rights that may be fixed for holders of preferred stock, if any. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Certificate of Incorporation

Under our Certificate of Incorporation, as amended, our Board of Directors, without further action by our stockholders, currently has the authority to issue up to 10,000,000 shares of preferred stock and to fix the rights (including voting rights), preferences and privileges of these “blank check” preferred shares. Such preferred stock may have rights, including economic rights, senior to our Common Stock. As a result, the issuance of the preferred stock could have a material adverse effect on the price of our Common Stock and could make it more difficult for a third party to acquire a majority of our outstanding Common Stock.

Anti-Takeover Devices

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies.  In accordance with our certificate of incorporation, our Board of Directors is divided into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may only be removed from office for cause and only by the affirmative vote of holders of 75% or more of the outstanding shares of capital stock then entitled to vote at an election of directors. Furthermore, any vacancy on our Board of Directors, however occurring, including any vacancy resulting from an increase in the size of the board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our Board of Directors.

Undesignated Preferred Stock.  Our certificate of incorporation authorizes “blank-check” preferred stock, which means that our Board of Directors has the authority to designate one or more series of preferred stock without stockholder approval. These series of preferred stock may have superior rights, preferences and privileges over our Common Stock, including dividend rights, voting rights and liquidation preferences. The ability of our Board of Directors to issue shares of our preferred stock without stockholder approval could deter takeover offers and make it more difficult or costly for a third party to acquire us without the consent of our Board of Directors.

Section 203 of the Delaware General Corporation Law.  In addition, our certificate of incorporation does not opt out of Section 203 of the Delaware General Corporation Law, which protects a corporation against an unapproved takeover by prohibiting a company from engaging in any business combination with any interested stockholder (defined as a stockholder owning more than 15% of the outstanding shares) for a period of three years from the time such stockholder became a 15% holder unless approved by our Board of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, New York 11516 (Telephone: (212) 828-8436; Facsimile (646) 536-3179).

Quotation

Our Common Stock is currently quoted on the NASDAQ Capital Market under the symbol “ATOS”.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Debt Securities

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as a “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and a trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as a “subordinated indenture” and to the trustee under any senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” in this prospectus to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;
•	allow us to issue debt securities in one or more series;
•	do not require us to issue all of the debt securities of a series at the same time;
•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and
•	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of the Debt Securities — Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;
•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;
•	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;
•	if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;
•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;
•	the date or dates, or the method for determining the date or dates, from which interest will accrue;
•	the dates on which interest will be payable;
•	the record dates for interest payment dates, or the method by which we will determine those dates;
•	the persons to whom interest will be payable;
•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•	any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;
•	the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;
•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;
•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;
•	the times, prices and other terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;
•	the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;
•	whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;
•	whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;
•	whether the debt securities will be in registered form, bearer form or both and: (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest; or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;
•	any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;
•	whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;
•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;
•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;
•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;
•	whether and under what circumstances the debt securities being offered are convertible into common stock or preferred stock, as the case may be, including the conversion price or rate or manner or calculation thereof;
•	the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;
•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;
•	if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;
•	the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;
•	any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;
•	applicable CUSIP numbers; and
•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “— Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that: (1) would limit our ability to incur indebtedness; or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither the Delaware General Corporation Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium, or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•	exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and
•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and
•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities: (1) consolidate with; (2) sell, lease or convey all or substantially all of our assets to; or (3) merge with or into, any other entity provided that:

•	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations: (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities; and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;
•	after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and
•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence.  Except as permitted under “— Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Provision of financial information.  The indentures require us to: (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act; (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required; (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above; and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants.  The applicable prospectus supplement will set forth any additional covenants of the Company relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;
•	default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series for five business days at its stated maturity;
•	default in making any sinking fund payment as required for any debt security of such series for five business days;

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by the Company continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;
•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any significant subsidiary of the Company; and
•	any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, or Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable.

However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•	we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and
•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium, or make-whole amount, or interest;
•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or
•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;
•	upon a good faith determination of a responsible officer of the trustee, may involve the trustee in personal liability; or
•	upon a good faith determination of a responsible officer of the trustee, may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of all of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;
•	reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;
•	reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;
•	change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;
•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;
•	reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and
•	modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;
•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;
•	to add events of default for the benefit of the holders of all or any series of debt securities;
•	to add or change any provisions of an indenture: (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form; or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;
•	to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;
•	to secure the debt securities;
•	to establish the form or terms of debt securities of any series;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;
•	to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and
•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;
•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;
•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and
•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and
•	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of the Company and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•	either: (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;
•	we have paid or caused to be paid all other sums payable; and
•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium, or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or
•	to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, it has delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium, or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

•	direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or
•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, or make whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•	a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;
•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or
•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium, or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

If a trustee or paying agent is unable to apply any money in accordance with the foregoing paragraphs describing discharge and defeasance by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under the indentures and such securities from which the Company has been discharged or released pursuant to the foregoing shall be revived and reinstated as though no deposit had occurred with respect to such securities, until such time as the trustee or paying agent is permitted to apply all money held in trust with respect to such securities in accordance with the foregoing; provided, that if the Company makes any payment of principal of or any premium or interest on any such security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the holders of such securities to receive such payment from the money so held in trust.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

All interests in global securities will be subject to the operations and procedures of the depository for such global securities or its nominee. We provide the following summaries of those operations and procedures solely for the convenience of investors. Once a global security is issued, we expect that the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture.

Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture.

Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

EXPERTS

KCCW Accountancy Corp., an independent PCAOB registered public accounting firm, has audited the Company’s consolidated balance sheets as of December 31, 2012 and 2011 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended and since inception (April 30, 2009), which are incorporated by reference in this prospectus. The consolidated financial statements are included in reliance on the report of KCCW Accountancy Corp., given their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for us by Ropes & Gray LLP, San Francisco, California.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 28, 2013;
2.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;
3.	The Company’s Current Reports on Forms 8-K filed with the SEC on January 4, 2013, February 25, 2013, February 28, 2013, March 13, 2013, May 9, 2013 (as amended August 15, 2013), October 4, 2013 and October 15, 2013;
4.	The description of the Company’s Common Stock contained in the registration statement on Form 8-A filed with the Commission on July 24, 2012 pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating that description; and
5.	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the original Registration Statement and prior to effectiveness of the registration statement of which this prospectus is a part, provided that all documents “furnished” by the Company to the SEC and not “filed” are not deemed incorporated by reference herein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed to be incorporated by reference unless such Form 8-K expressly provides to the contrary.

The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Secretary at Atossa Genetics Inc., 1616 Eastlake Ave. East, Suite 510, Seattle, Washington, 98102, phone (800) 351-3902. You may also find these documents in the “Investor Relations” section of our website, www.atossagenetics.com. The information on our website is not incorporated into this prospectus.

ATOSSA GENETICS INC.

Up to 1,829,003 Shares of Common Stock

Pre-Funded Warrants to Purchase
up to 3,610,997 shares of Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners
Dawson James Securities, Inc.

June 5, 2015